Exhibit 99.1

The Carlyle Group Announces Fourth Quarter and Full Year 2019 Financial Results

Washington, DC, February 5, 2020 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2019. The full detailed presentation of Carlyle's fourth quarter and full year 2019 results can be viewed on the investor relations section of our website at ir.carlyle.com.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “Carlyle had a great 2019, delivering strong results and reaching key milestones around our most important priorities. With our best in class corporate conversion complete, we are more shareholder friendly and excited to keep our operating momentum going. The combination of our people and strong global platform positions us well to execute on a clear set of priorities and drive positive impact for all stakeholders.”

U.S. GAAP results for Q4 2019 and 2019 included income (loss) before provision for income taxes of $(40) million and $1,233 million, and net income (loss) attributable to The Carlyle Group Inc. common stockholders of $(8) million and $345 million, or net income (loss) per common share of $(0.08) and $2.82, on a diluted basis. Total balance sheet assets were $14 billion as of December 31, 2019.
Dividends
The Board of Directors has declared a quarterly dividend of $0.25 per common share to holders of record at the close of business on February 18, 2020, payable on February 25, 2020. For full year 2019, the Board of Directors declared $1.18 in aggregate distributions to common stockholders.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 5, 2020, to announce its fourth quarter and full year 2019 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $224 billion of assets under management as of December 31, 2019, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,775 people in 32 offices across six continents. Further information is available at www.carlyle.com. Follow The Carlyle Group on Twitter @OneCarlyle.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 13, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Carlyle's Conversion to a Corporation
On January 1, 2020, we completed our conversion from a Delaware limited partnership named The Carlyle Group L.P. into a Delaware corporation named The Carlyle Group Inc. Unless the context suggests otherwise, references in this report to “Carlyle”, the “Company”, “we”, “us”, and “our” refer (i) prior to the consummation of the conversion, to The Carlyle Group L.P. and its consolidated subsidiaries and (ii) from and after the consummation of the conversion, to The Carlyle Group Inc. and its consolidated subsidiaries. References to our common stock in periods prior to the conversion refer to the common units of The Carlyle Group L.P. References to our dividends in periods prior to the conversion refer to the distributions of The Carlyle Group L.P.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Brittany Berliner
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4839
daniel.harris@carlyle.com	leigh.farris@carlyle.com		brittany.berliner@carlyle.com

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